UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2024

ARMADA HOFFLER PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Central Park Avenue		,	Suite 2100
Virginia Beach	,	Virginia		23462
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AHH	New York Stock Exchange
6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	AHHPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2024, the Board of Directors (the “Board”) of Armada Hoffler Properties, Inc. (the “Company”) increased the size of the Board from nine directors to ten directors and appointed Shawn J. Tibbetts, the President and Chief Operating Officer of the Company, as a director, in each case effective January 1, 2025, in connection with Mr. Tibbetts’ previously announced appointment to Chief Executive Officer of the Company, also effective January 1, 2025. Mr. Tibbetts will serve until the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”) or until his successor is duly elected and qualifies.

As an executive officer of the Company, Mr. Tibbetts will not receive any additional compensation for his service on the Board.

There were no arrangements or understandings between Mr. Tibbetts and any other persons pursuant to which Mr. Tibbetts was selected as a director. Neither Mr. Tibbetts nor any member of his immediate family has or had a direct or indirect interest in any transaction in which the Company or any of its subsidiaries is or was a participant that would be required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Date: December 17, 2024	By:	/s/ Matthew Barnes-Smith
Matthew Barnes-Smith
Chief Financial Officer, Treasurer, and Corporate Secretary